UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/16/2006

INNOSPEC INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-13879

Delaware	98-0181725
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Innospec Manufacturing Park, PO Box 17, Ellesmere Port, Cheshire, CH65 4HF, UK
(Address of principal executive offices, including zip code)

011 44 151 355 3611
(Registrant’s telephone number, including area code)

OCTEL CORP.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 8.01.    Other Events

On February 16, 2006 the Corporation issued a press release announcing that its Board of Directors had authorized the acceleration of the Corporation's stock repurchase program and that the Corporation intended to immediately enter into a Rule 10b5-1 plan to facilitiate repurchases of up to 300,000 of its common stock. The repurchase plan is intended to run until April 26, 2006.

The Corporation also announced that its Board of Directors had declared a final dividend for the full year 2005 of $0.08 (eight cents) per share on common stcok. The dividend will be payable on April 1, 2006 to the holders of record of the Corporation's common stock at close of business on February 17, 2006.

Item 9.01.    Financial Statements and Exhibits

The press release and the 10b5-1 Repurchase Plan are attached as Exhibits 99.1 and 99.2 respectively to this Form 8-K and are incorporated herein by reference.

The information contained in Items and 8.01, and 9.01 including the attached Exhibits 99.1 and 99.2, is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilites of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOSPEC INC.

Date: February 16, 2006	By:	/s/ Andrew Hartley
Andrew Hartley
General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description
EX-99.1	Press release dated February 16, 2006
EX-99.2	10b5-1 Repurchase Program